Exhibit 99.1
OpenText Reports First Quarter Fiscal Year 2021 Financial Results

Record Annual Recurring Revenues (ARR) and Cloud Revenue, Announces 15% Dividend Increase

First Quarter Highlights

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$804.0	$798.0	$670.4	$667.3	$341.0	$340.2
+15.4%	+14.5%	+22.0%	+21.4%	+43.7%	+43.4%
Annual Recurring Revenues represents 83% of Total Revenues

•Operating Cash Flows of $233.9 million in the quarter, up 70.2% Y/Y
•Free Cash Flows of $218.6 million, up 84.0% Y/Y
•GAAP net income of $103.4 million, up 38.9% Y/Y
•Adjusted EBITDA of $342.3 million, up 34.7%, margin of 42.6%, up 610 basis points Y/Y
•GAAP diluted EPS of $0.38, up 40.7% Y/Y
•Non-GAAP diluted EPS of $0.89, up 39.1%, and $0.87 in constant currency, up 35.9% Y/Y
•Quarterly cash dividend increased by 15%
•Repayment of $600 million Revolver, no outstanding balances
•Announces Share Repurchase Plan of up to $350 million

Waterloo, ON, November 5, 2020 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), “The Information Company,” today announced its financial results for the first quarter ended September 30, 2020.
“OpenText delivered a great start to Fiscal 2021 with record performance across all of our key metrics,” said Mark J. Barrenechea, OpenText CEO & CTO. “We demonstrated outstanding execution in a challenged environment with total revenues of $804.0 million, an increase of 15.4% year-over-year and Cloud Services and Subscription revenues of $341.0 million, an increase of 43.7% year-over-year, being our largest revenue contributor. Our Annual Recurring Revenues grew 22.0% year-over-year to $670.4 million and now represents 83% of total revenues. These record results demonstrate the strength and resiliency of our business, supported by a predictable Annual Recurring Revenue framework, that we believe positions OpenText very well for future cloud growth and market share gains.”
“I would like to thank our talented employees for their focus and commitment to our customers during the global pandemic,” said Barrenechea. “OpenText is making the largest investments in products and sales in our history. We have the products and partner relationships that matter, in order to help customers accelerate their digital transformation. We continue to grow, generate cash, and remain committed to our proven Total Growth strategy.”
“I am proud of the company’s performance in the first quarter of Fiscal 2021. OpenText’s strong execution amid the global pandemic reflects the underlying discipline and agility of our operating framework,” said OpenText EVP and CFO, Madhu Ranganathan. “In Q1 we generated $342.3 million of adjusted EBITDA, up 34.7% year-over-year and $218.6 million of free cash flow, up 84.0% year-over-year. We expanded our margins delivering a record adjusted EBITDA margin of 42.6%. The Carbonite integration remains on track, with their operations already within the OpenText Adjusted EBITDA target model range. Our strong balance sheet also provides ample opportunity to generate substantial long-term value for our shareholders.”

Financial Highlights for Q1 Fiscal 2021 with Year Over Year Comparisons

Summary of Quarterly Results
(in millions except per share data)	Q1 FY21	Q1 FY20	$ Change	% Change (Y/Y)	Q1 FY21 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$341.0	$237.3	$103.7	43.7%	$340.2	43.4%
Customer support	329.4	312.3	17.1	5.5%	327.1	4.8%
Total annual recurring revenues**	$670.4	$549.6	$120.8	22.0%	$667.3	21.4%
License	68.5	77.9	(9.4)	(12.0)%	67.1	(13.8)%
Professional service and other	65.1	69.4	(4.3)	(6.2)%	63.6	(8.5)%
Total revenues	$804.0	$696.9	$107.1	15.4%	$798.0	14.5%
GAAP-based operating income	$182.4	$132.5	$49.8	37.6%	N/A	N/A
Non-GAAP-based operating income (1)	$320.4	$234.0	$86.4	36.9%	$313.9	34.2%
GAAP-based EPS, diluted	$0.38	$0.27	$0.11	40.7%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$0.89	$0.64	$0.25	39.1%	$0.87	35.9%
GAAP-based net income attributable to OpenText	$103.4	$74.4	$29.0	38.9%	N/A	N/A
Adjusted EBITDA (1)	$342.3	$254.2	$88.1	34.7%	$335.7	32.1%
Operating cash flows	$233.9	$137.4	$96.5	70.2%	N/A	N/A
Free cash flows (1)	$218.6	$118.8	$99.8	84.0%	N/A	N/A

(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.

*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend Program
As part of our quarterly, non-cumulative cash dividend program, the Board declared on November 4, 2020 a cash dividend of $0.2008 per common share. The record date for this dividend is December 4, 2020 and the payment date is December 22, 2020. OpenText believes strongly in returning value to its shareholders and intends to maintain its dividend program. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.

Revolver Repayment
In October 2020, following the end of the quarter, OpenText repaid $600 million drawn under its Revolving Credit Facility (Revolver) using cash on hand. There are currently no amounts outstanding under the Revolver.

Share Repurchase Plan/Normal Course Issuer Bid
The Company also announced today the authorization of a share repurchase plan and that it intends to purchase in open market transactions, from time to time over the next 12 months, if considered advisable, up to an aggregate of US$350,000,000 of its common shares on the NASDAQ Global Select Market, the Toronto Stock Exchange (the "TSX") and/or other exchanges and alternative trading systems in Canada and/or the United States, if eligible, subject to applicable law and stock exchange rules (the “Repurchase Plan”). The price that OpenText will pay for common shares in open market transactions will be the market price at the time of purchase or such other price as may be permitted by applicable law or stock exchange rules.

The Company’s determination to adopt the Repurchase Plan reflects its confidence in its operational execution and expanding cash flows, with the Repurchase Plan being additive to the Company’s overall strategic capital allocation, complementing its ongoing M&A activity and dividend program. The Repurchase Plan will be effected in accordance with Rule 10b-18 under the U.S. Securities Exchange Act of 1934. Purchases made under the Repurchase Plan may commence on November 12, 2020 and will expire on November 11, 2021, and will be subject to a limit of 13,618,774 shares (representing 5% of the Company’s issued and outstanding common shares as of November 4, 2020). All common shares purchased by OpenText pursuant to the Repurchase Plan will be cancelled.

Normal Course Issuer Bid

The Company has established a Normal Course Issuer Bid (the “NCIB”) in order to provide it with a means to execute purchases over the TSX as part of the overall Repurchase Plan.

The TSX has approved the Company’s notice of intention to commence the NCIB pursuant to which the Company may purchase common shares over the TSX for the period commencing November 12, 2020 until November 11, 2021 in accordance with the TSX's normal course issuer bid rules, including that such purchases are to be made at prevailing market prices or as otherwise permitted. Under the rules of the TSX, the maximum number of shares that may be purchased in this period is 13,618,774 (representing 5% of the Company’s issued and outstanding common shares as of November 4, 2020), and the maximum number of shares that may be purchased on a single day is 143,424 common shares, which is 25% of 573,699 (the average daily trading volume for the common shares on the TSX for the six months ended October 31, 2020), subject to certain exceptions for block purchases, subject in any case to the volume and other limitations under Rule 10b-18.

Quarterly Business Highlights
•Key customer wins in the quarter included: California Department of Managed Health Care, European Centre for Medium-Range Weather Forecasts, Fresh Direct, Heritage Lab Express, Hydro Quebec, ON Semiconductor, Pacific Gas and Electric Company, Plex Systems, Inc., Securex, Sephora, South Carolina Educational Television, Southern California Edison, Texas A&M University, UK Department of Work & Pensions, University of Central Lancashire, Wm Morrison
•OpenText launches new SaaS applications, new cloud resources for developers, and major enhancements across the OpenText portfolio
•OpenText Announces flexible cloud platform for developers
•OpenText makes electronic signature accessible to organizations of every size
•OpenText announces support for Alfresco
•OpenText World 2020 opens with record registrations of 7,000, and a focus on the future of work

Summary of Quarterly Results
	Q1 FY21	Q4 FY20	Q1 FY20	% Change (Q1 FY21 vs Q4 FY20)		% Change (Q1 FY21 vs Q1 FY20)
Revenue (millions)	$804.0	$826.6	$696.9	(2.7)%		15.4%
GAAP-based gross margin	69.0%	68.5%	67.2%	50	bps	180	bps
GAAP-based EPS, diluted	$0.38	$0.10	$0.27	280.0%		40.7%
Non-GAAP-based gross margin (1)	76.5%	75.8%	73.1%	70	bps	340	bps
Non-GAAP-based EPS, diluted (1)(2)	$0.89	$0.80	$0.64	11.3%		39.1%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.

Conference Call Information

The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations.

A replay of the call will be available beginning November 5, 2020 at 7:00 p.m. ET through 11:59 p.m. on November 19, 2020 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 5342 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release, to non-U.S. GAAP-based financial measures. Additionally, “off-cloud” is a term we use to describe license transactions.

About OpenText

OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, on-premises or in the cloud. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com.
Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2021 (Fiscal 2021) on growth, future cloud growth and market share gains, generating substantial long-term value for shareholders, the financial and operational impact of the COVID-19 pandemic, anticipated benefits of our partnerships and next generation product lines, the strength of our operating framework and balance sheet flexibility, continued investments in product innovation, go-to-market and strategic acquisitions, M&A continuing to be our leading growth contributor, our capital allocation strategy, creating value through investments in broader Information Management capabilities, the Company's presence in the cloud and in growth markets, expected growth in our revenue lines, total growth from acquisitions, innovation and organic initiatives, the focus on recurring revenues, improving operational efficiency, expanding cash flow and strengthening the business, adjusted operating income and cash flow, its financial condition, the adjusted operating margin target range, results of operations and earnings, announced acquisitions, ongoing tax matters, the integration of the acquired businesses, declaration of quarterly dividends, potential share repurchases pursuant to its Repurchase Plan, future tax rates, new platform and product offerings, scaling OpenText to new levels in Fiscal 2021 and beyond, and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially which include, but are not limited to, actual and potential risks and uncertainties relating to the ultimate spread of COVID-19, the severity of the disease and the duration of the COVID-19 pandemic. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Harry E. Blount
Senior Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com
Copyright ©2020 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	September 30, 2020	June 30, 2020
ASSETS	(unaudited)
Cash and cash equivalents	$1,845,582	$1,692,850
Accounts receivable trade, net of allowance for credit losses of $22,366 as of September 30, 2020 and $20,906 as of June 30, 2020	396,897	466,357
Contract assets	26,236	29,570
Income taxes recoverable	26,869	61,186
Prepaid expenses and other current assets	140,474	136,436
Total current assets	2,436,058	2,386,399
Property and equipment	235,498	244,555
Operating lease right of use assets	196,884	207,869
Long-term contract assets	19,066	15,427
Goodwill	4,682,784	4,672,356
Acquired intangible assets	1,506,407	1,612,564
Deferred tax assets	893,256	911,565
Other assets	161,142	154,467
Long-term income taxes recoverable	30,719	29,620
Total assets	$10,161,814	$10,234,822
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$313,468	$373,314
Current portion of long-term debt	610,000	610,000
Operating lease liabilities	60,447	64,071
Deferred revenues	770,919	812,218
Income taxes payable	29,666	44,630
Total current liabilities	1,784,500	1,904,233
Long-term liabilities:
Accrued liabilities	42,081	34,955
Pension liability	78,536	73,129
Long-term debt	3,582,923	3,584,311
Long-term operating lease liabilities	207,723	217,165
Long-term deferred revenues	96,180	94,382
Long-term income taxes payable	176,396	171,200
Deferred tax liabilities	125,755	148,738
Total long-term liabilities	4,309,594	4,323,880
Shareholders' equity:
Share capital and additional paid-in capital
272,173,923 and 271,863,354 Common Shares issued and outstanding at September 30, 2020 and June 30, 2020, respectively; authorized Common Shares: unlimited	1,872,411	1,851,777
Accumulated other comprehensive income	39,695	17,825
Retained earnings	2,213,053	2,159,396
Treasury stock, at cost (1,393,771 and 622,297 shares at September 30, 2020 and June 30, 2020, respectively)	(58,788)	(23,608)
Total OpenText shareholders' equity	4,066,371	4,005,390
Non-controlling interests	1,349	1,319
Total shareholders' equity	4,067,720	4,006,709
Total liabilities and shareholders' equity	$10,161,814	$10,234,822

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended September 30,
	2020	2019
Revenues:
Cloud services and subscriptions	$340,986	$237,265
Customer support	329,399	312,298
License	68,523	77,898
Professional service and other	65,105	69,427
Total revenues	804,013	696,888
Cost of revenues:
Cloud services and subscriptions	112,624	102,162
Customer support	29,194	29,387
License	2,489	2,323
Professional service and other	46,581	54,338
Amortization of acquired technology-based intangible assets	58,037	40,298
Total cost of revenues	248,925	228,508
Gross profit	555,088	468,380
Operating expenses:
Research and development	93,903	81,178
Sales and marketing	132,400	128,618
General and administrative	56,189	51,535
Depreciation	22,003	20,277
Amortization of acquired customer-based intangible assets	54,993	49,158
Special charges (recoveries)	13,244	5,101
Total operating expenses	372,732	335,867
Income from operations	182,356	132,513
Other income (expense), net	2,883	(2,785)
Interest and other related expense, net	(39,089)	(32,210)
Income before income taxes	146,150	97,518
Provision for (recovery of) income taxes	42,744	23,091
Net income for the period	$103,406	$74,427
Net (income) loss attributable to non-controlling interests	(30)	(26)
Net income attributable to OpenText	$103,376	$74,401
Earnings per share—basic attributable to OpenText	$0.38	$0.28
Earnings per share—diluted attributable to OpenText	$0.38	$0.27
Weighted average number of Common Shares outstanding—basic (in '000's)	271,986	270,013
Weighted average number of Common Shares outstanding—diluted (in '000's)	272,847	271,251

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2020	2019
Net income for the period	$103,406	$74,427
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	22,645	(5,611)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of $305 and $(206) for the three months ended September 30, 2020 and 2019, respectively	845	(572)
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of $(56) and $3 for the three months ended September 30, 2020 and 2019, respectively	(156)	8
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of $(916) and $(1,249) for the three months ended September 30, 2020 and 2019, respectively	(1,705)	(3,084)
Amortization of actuarial (gain) loss into net income - net of tax (expense) recovery effect of $87 and $146 for the three months ended September 30, 2020 and 2019, respectively	241	231
Total other comprehensive income (loss) net, for the period	21,870	(9,028)
Total comprehensive income	125,276	65,399
Comprehensive (income) loss attributable to non-controlling interests	(30)	(26)
Total comprehensive income attributable to OpenText	$125,246	$65,373

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended September 30, 2020
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2020	271,863	$1,851,777	(622)	$(23,608)	$2,159,396	$17,825	$1,319	$4,006,709
Adoption of ASU 2016-13 - cumulative effect, net	—	—	—	—	(2,450)	—	—	(2,450)
Issuance of Common Shares
Under employee stock option plans	311	8,605	—	—	—	—	—	8,605
Under employee stock purchase plans	—	293	193	6,690	—	—	—	6,983
Share-based compensation	—	11,736	—	—	—	—	—	11,736
Purchase of treasury stock	—	—	(965)	(41,870)	—	—	—	(41,870)
Dividends declared ($0.1746 per Common Share)	—	—	—	—	(47,269)	—	—	(47,269)
Other comprehensive income - net	—	—	—	—	—	21,870	—	21,870
Net income for the quarter	—	—	—	—	103,376	—	30	103,406
Balance as of September 30, 2020	272,174	$1,872,411	(1,394)	$(58,788)	$2,213,053	$39,695	$1,349	$4,067,720

	Three Months Ended September 30, 2019
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2019	269,834	$1,774,214	(803)	$(28,766)	$2,113,883	$24,124	$1,215	$3,884,670
Issuance of Common Shares
Under employee stock option plans	184	4,576	—	—	—	—	—	4,576
Under employee stock purchase plans	172	6,008	—	—	—	—	—	6,008
Share-based compensation	—	6,891	—	—	—	—	—	6,891
Purchase of treasury stock	—	—	(300)	(12,424)	—	—	—	(12,424)
Dividends declared ($0.1746 per Common Share)	—	—	—	—	(47,006)	—	—	(47,006)
Other comprehensive income - net	—	—	—	—	—	(9,028)	—	(9,028)
Net income for the quarter	—	—	—	—	74,401	—	26	74,427
Balance as of September 30, 2019	270,190	$1,791,689	(1,103)	$(41,190)	$2,141,278	$15,096	$1,241	$3,908,114

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income for the period	$103,406	$74,427
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	135,033	109,733
Share-based compensation expense	11,736	6,891
Pension expense	1,505	1,436
Amortization of debt issuance costs	1,112	1,127
Loss on sale and write down of property and equipment	573	—
Deferred taxes	(1,180)	6,244
Share in net (income) loss of equity investees	(6,221)	(682)
Changes in operating assets and liabilities:
Accounts receivable	74,842	58,431
Contract assets	(9,838)	(7,201)
Prepaid expenses and other current assets	(3,491)	(1,612)
Income taxes	21,032	7,053
Accounts payable and accrued liabilities	(51,429)	(62,979)
Deferred revenue	(41,268)	(61,169)
Other assets	549	5,684
Operating lease assets and liabilities, net	(2,457)	64
Net cash provided by operating activities	233,904	137,447
Cash flows from investing activities:
Additions of property and equipment	(15,305)	(18,614)
Other investing activities	(2,237)	(2,036)
Net cash used in investing activities	(17,542)	(20,650)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	15,839	11,117
Repayment of long-term debt and Revolver	(2,500)	(2,500)
Purchase of treasury stock	(41,870)	(12,424)
Payments of dividends to shareholders	(47,269)	(47,006)
Net cash provided by (used in) financing activities	(75,800)	(50,813)
Foreign exchange gain (loss) on cash held in foreign currencies	10,792	(7,711)
Increase (decrease) in cash, cash equivalents and restricted cash during the period	151,354	58,273
Cash, cash equivalents and restricted cash at beginning of the period	1,697,263	943,543
Cash, cash equivalents and restricted cash at end of the period	$1,848,617	$1,001,816

Reconciliation of cash, cash equivalents and restricted cash:	September 30, 2020	September 30, 2019
Cash and cash equivalents	$1,845,582	$999,298
Restricted cash (1)	3,035	2,518
Total cash, cash equivalents and restricted cash	$1,848,617	$1,001,816

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Condensed Consolidated Balance Sheets

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures are not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income or earnings per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as income from operations, excluding the amortization of acquired intangible assets, Special charges (recoveries), and share-based compensation expense.
Adjusted earnings (loss) before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income, attributable to OpenText, excluding interest income (expense), provision for income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide (unaudited) reconciliations of U.S. GAAP-based financial measures to Non-U.S. GAAP-based financial measures for the following periods presented.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2020. (In thousands except for per share amounts)
	Three Months Ended September 30, 2020
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$112,624		$(836)	(1)	$111,788
Customer support	29,194		(442)	(1)	28,752
Professional service and other	46,581		(517)	(1)	46,064
Amortization of acquired technology-based intangible assets	58,037		(58,037)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	555,088	69.0%	59,832	(3)	614,920	76.5%
Operating expenses
Research and development	93,903		(2,342)	(1)	91,561
Sales and marketing	132,400		(4,057)	(1)	128,343
General and administrative	56,189		(3,542)	(1)	52,647
Amortization of acquired customer-based intangible assets	54,993		(54,993)	(2)	—
Special charges (recoveries)	13,244		(13,244)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	182,356		138,010	(5)	320,366
Other income (expense), net	2,883		(2,883)	(6)	—
Provision for (recovery of) income taxes	42,744		(3,365)	(7)	39,379
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	103,376		138,492	(8)	241,868
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.38		$0.51	(8)	$0.89
(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 29% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2020
		Per share diluted
GAAP-based net income, attributable to OpenText	$103,376	$0.38
Add:
Amortization	113,030	0.41
Share-based compensation	11,736	0.04
Special charges (recoveries)	13,244	0.05
Other (income) expense, net	(2,883)	(0.01)
GAAP-based provision for (recovery of) income taxes	42,744	0.16
Non-GAAP-based provision for income taxes	(39,379)	(0.14)
Non-GAAP-based net income, attributable to OpenText	$241,868	$0.89
Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2020
GAAP-based net income, attributable to OpenText	$103,376
Add:
Provision for (recovery of) income taxes	42,744
Interest and other related expense, net	39,089
Amortization of acquired technology-based intangible assets	58,037
Amortization of acquired customer-based intangible assets	54,993
Depreciation	22,003
Share-based compensation	11,736
Special charges (recoveries)	13,244
Other (income) expense, net	(2,883)
Adjusted EBITDA	$342,339

Reconciliation of Free cash flows

Three Months Ended September 30, 2020
GAAP cash flows provided by operating activities	$233,904
Add:
Capital expenditures (1)	(15,305)
Free cash flows	$218,599

(1) Defined as "Additions of property & equipment" in the Condensed Consolidated Statements of Cash Flows

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2020. (In thousands except for per share amounts)
	Three Months Ended June 30, 2020
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$116,569		$(490)	(1)	$116,079
Customer support	32,568		(310)	(1)	32,258
Professional service and other	48,435		(377)	(1)	48,058
Amortization of acquired technology-based intangible assets	59,719		(59,719)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	565,917	68.5%	60,896	(3)	626,813	75.8%
Operating expenses
Research and development	100,766		(1,590)	(1)	99,176
Sales and marketing	152,882		(2,575)	(1)	150,307
General and administrative	62,574		(2,660)	(1)	59,914
Amortization of acquired customer-based intangible assets	58,998		(58,998)	(2)	—
Special charges (recoveries)	75,849		(75,849)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	91,199		202,568	(5)	293,767
Other income (expense), net	7,790		(7,790)	(6)	—
Provision for (recovery of) income taxes	32,037		3,416	(7)	35,453
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	26,392		191,362	(8)	217,754
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.10		$0.70	(8)	$0.80
(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 55% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2020
		Per share diluted
GAAP-based net income, attributable to OpenText	$26,392	$0.10
Add:
Amortization	118,717	0.44
Share-based compensation	8,002	0.03
Special charges (recoveries)	75,849	0.28
Other (income) expense, net	(7,790)	(0.03)
GAAP-based provision for (recovery of) income taxes	32,037	0.12
Non-GAAP-based provision for income taxes	(35,453)	(0.14)
Non-GAAP-based net income, attributable to OpenText	$217,754	$0.80
Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2020
GAAP-based net income, attributable to OpenText	$26,392
Add:
Provision for (recovery of) income taxes	32,037
Interest and other related expense, net	40,529
Amortization of acquired technology-based intangible assets	59,719
Amortization of acquired customer-based intangible assets	58,998
Depreciation	23,649
Share-based compensation	8,002
Special charges (recoveries)	75,849
Other (income) expense, net	(7,790)
Adjusted EBITDA	$317,385

Reconciliation of Free cash flows

Three Months Ended June 30, 2020
GAAP cash flows provided by operating activities	$280,250
Add:
Capital expenditures (1)	(17,704)
Free cash flows	$262,546

(1) Defined as "Additions of property & equipment" in the Condensed Consolidated Statements of Cash Flows

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2019. (In thousands except for per share amounts)
	Three Months Ended September 30, 2019
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$102,162		$(383)	(1)	$101,779
Customer support	29,387		(316)	(1)	29,071
Professional service and other	54,338		(243)	(1)	54,095
Amortization of acquired technology-based intangible assets	40,298		(40,298)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	468,380	67.2%	41,240	(3)	509,620	73.1%
Operating expenses
Research and development	81,178		(1,221)	(1)	79,957
Sales and marketing	128,618		(2,116)	(1)	126,502
General and administrative	51,535		(2,612)	(1)	48,923
Amortization of acquired customer-based intangible assets	49,158		(49,158)	(2)	—
Special charges (recoveries)	5,101		(5,101)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	132,513		101,448	(5)	233,961
Other income (expense), net	(2,785)		2,785	(6)	—
Provision for (recovery of) income taxes	23,091		5,154	(7)	28,245
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	74,401		99,079	(8)	173,480
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.27		$0.37	(8)	$0.64
(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 24% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2019
		Per share diluted
GAAP-based net income, attributable to OpenText	$74,401	$0.27
Add:
Amortization	89,456	0.33
Share-based compensation	6,891	0.03
Special charges (recoveries)	5,101	0.02
Other (income) expense, net	2,785	0.01
GAAP-based provision for (recovery of) income taxes	23,091	0.09
Non-GAAP-based provision for income taxes	(28,245)	(0.11)
Non-GAAP-based net income, attributable to OpenText	$173,480	$0.64
Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2019
GAAP-based net income, attributable to OpenText	$74,401
Add:
Provision for (recovery of) income taxes	23,091
Interest and other related expense, net	32,210
Amortization of acquired technology-based intangible assets	40,298
Amortization of acquired customer-based intangible assets	49,158
Depreciation	20,277
Share-based compensation	6,891
Special charges (recoveries)	5,101
Other (income) expense, net	2,785
Adjusted EBITDA	$254,212

Reconciliation of Free cash flows

Three Months Ended September 30, 2019
GAAP cash flows provided by operating activities	$137,447
Add:
Capital expenditures (1)	(18,614)
Free cash flows	$118,833

(1) Defined as "Additions of property & equipment" in the Condensed Consolidated Statements of Cash Flows

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three months ended September 30, 2020 and 2019:

	Three Months Ended September 30, 2020		Three Months Ended September 30, 2019
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	22%	13%	22%	14%
GBP	5%	5%	5%	5%
CAD	3%	9%	3%	10%
USD	63%	56%	60%	53%
Other	7%	17%	10%	18%
Total	100%	100%	100%	100%
*Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and Special charges (recoveries).